UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2009 Phantom Stock Grant

On February 25, 2009, the Section 162(m) Compensation Subcommittee (the “Subcommittee”) of the Compensation Committee of the Board of Directors of Cheniere Energy, Inc. (the “Company”) approved the form of 2009 Phantom Stock Grant and the number of shares of phantom stock to be awarded to certain officers and employees of the Company, including the executive officers, pursuant to the Company’s Amended and Restated 2003 Stock Incentive Plan, as amended (the “2003 Plan”). Charif Souki, the Chairman, Chief Executive Officer and President of the Company and the only executive officer named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed in 2008 remaining employed with the Company who received a grant of phantom stock, received a grant of 1,000,000 shares of phantom stock.

The Subcommittee agreed to make an additional grant of 800,000 shares of phantom stock to Mr. Souki upon the approval by the stockholders of the Company of an amendment to the 2003 Plan to increase the maximum number of shares of Common Stock that can be granted to any one individual under the 2003 Plan during a calendar year from 1,000,000 to 3,000,000 shares of Common Stock.

Each award of phantom stock is divided into three equal parts with the following vesting terms:

•	One-third ( 1/3) vesting on December 15, 2011;

•	One-third ( 1/3) vesting on December 15, 2011 if one of the following performance measures is achieved as of such date:

1.	The Company’s stock price equals or exceeds $5.00 per share, calculated as (x) the average closing price for any 90 consecutive calendar days between December 16, 2010 and December 15, 2011 (including December 16, 2010 or December 15, 2011 if applicable), or (y) the highest cost basis of any share of Company common stock owned by a beneficial owner of 30% or more of the combined voting power of the voting securities of the Company so as to constitute a Change of Control under clause (i) of the Change of Control definition under the 2003 Plan, or (z) the closing price on the date of a corporate transaction that constitutes a Change of Control under clause (ii) or (iii) of the Change of Control definition under the 2003 Plan (“$5.00 Per Share”); or

2.	The signing of a contract (or contracts) which secures an aggregate of $75 million of Annual Cash Receipts (as defined below) from a third party (or parties) for a weighted average term of seven (7) years or more in connection with either the use or firm commitment reservation of capacity of the Sabine Pass LNG receiving terminal or the Creole Trail Pipeline (“$75 Million of Annual Cash Receipts”).

•

One-third ( 1/3) vesting on December 15, 2011, if as of such date the Company’s stock price equals or exceeds $10.00 per share, calculated as the average closing price for any 90 consecutive calendar days between December 16, 2010 and December 15, 2011 (including December 16, 2010 or December 15, 2011 if applicable) (“$10.00 Per Share”).

In addition, upon the signing on or before December 15, 2011 of a contract (or contracts) which secures an aggregate of $150 million of Annual Cash Receipts from a third party (or parties) for a weighted average term of seven (7) years or more in connection with either the use or firm commitment reservation of capacity of the Sabine Pass LNG receiving terminal or the Creole Trail Pipeline (“$150 Million of Annual Cash Receipts”), or if on or before December 15, 2011, the Company’s stock price equals or exceeds $10.00 per share, calculated as (x) the highest cost basis of any share of Company common stock owned by a beneficial owner of 30% or more of the combined voting power of the voting securities of the Company so as to constitute a Change of Control under clause (i) of the Change of Control definition under the 2003 Plan, or (y) the closing price on the date of a corporate transaction that constitutes a Change of Control under clause (ii) or (iii) of the Change of Control definition under the 2003 Plan (“$10 Per Share CIC Event”), any remaining unvested portions will vest as follows:

1.	50% immediately upon closing $150 Million of Annual Cash Receipts or upon a $10 Per Share CIC Event; and

2.	50% on the later of December 15, 2011 or upon a $10 Per Share CIC Event.

“Annual Cash Receipts” equals the cash receipts we expect to receive pursuant to a contract (or contracts) signed between the Company and/or any of its consolidated subsidiaries, including Cheniere Energy Partners, L.P. and Sabine Pass LNG, L.P., with a third party (or parties). The Annual Cash Receipts expected to be received will be calculated according to the terms of the contract (or contracts) signed. For any series of cargo purchases (whether or not such cargo purchases are expected to be delivered to a terminal owned by the Company), Annual Cash Receipts will be equal to the margin expected from the transaction, considering the anticipated purchase or sale prices for each cargo, shipping (if any), and the direct costs associated with transportation and regasification of such cargoes. If the terms of any contract signed include reference to, or are valued upon, any index rates, Annual Cash Receipts will be calculated based on a futures or forward contract for the applicable index.

A participant will forfeit any unvested 2009 Phantom Stock Awards if the participant is terminated for Cause (as defined in the 2003 Plan) or the participant resigns prior to vesting. If a participant’s employment is terminated by the Company on or before December 15, 2011 for a reason other than Cause, Disability (as defined in the 2003 Plan) or death, then the 2009 Phantom Stock Awards will vest on the participant’s termination date as follows: (i) one-third will automatically vest; (ii) an additional one-third will vest in the event $5.00 Per Share (calculated with respect to the 90 consecutive calendar days preceding the participant’s termination date) or $75 Million of Annual Cash Receipts is achieved on or before the participant’s termination date; (iii) an additional one-third will vest in the event $10.00 Per Share is achieved (calculated with respect to the 90 consecutive calendar days preceding the participant’s termination date); and (iv) all of the 2009 Phantom Stock Awards not yet vested will vest in the event $150 Million of Annual Cash Receipts is achieved or a $10 Per Share CIC Event occurs on or before the participant’s termination date.

The phantom stock awards will fully vest upon a termination of the participant’s employment after a Change of Control (as defined in the 2003 Plan), but in each case only if such Change of Control occurs on or before December 15, 2011 and is a termination (a) by the Company for any reason other than Cause or (b) by the participant for Good Reason (as defined in the 2003 Plan).

The form of 2009 Phantom Stock Grant is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description
10.1	Form of 2009 Phantom Stock Grant (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: February 27, 2009	By:	/s/ Don A. Turkleson
	Name:	Don A. Turkleson
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of 2009 Phantom Stock Grant (filed herewith).